Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-169755, 333-177244 and 333-184944) and the Registration Statements on Form S-8 (Nos. 333-63758, 333-81326, 333-128082, 333-178261 and 333-183312) of our report dated March 27, 2013, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2012.

/s/ UHY LLP
UHY LLP
Sterling Heights, Michigan
March 27, 2013